Exhibit 99-3

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

The Consolidated Statements of Earnings of The Procter & Gamble Company and subsidiaries (the Company) for the three and six months ended December 31, 2004 and 2003, the Consolidated Balance Sheets as of December 31, 2004 and June 30, 2004, and the Consolidated Statements of Cash Flows for the six months ended December 31, 2004 and 2003 follow. In the opinion of management, these unaudited consolidated financial statements contain all adjustments necessary to present fairly the financial position, results of operations and cash flows for the interim periods reported. However, such financial statements may not be indicative necessarily of annual results.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS

Amounts in millions except per share amounts

	Three Months Ended		Six Months Ended
	December 31		December 31
	2004	2003	2004	2003
NET SALES	$14,452	$13,221	$28,196	$25,416
Cost of products sold	6,871	6,324	13,482	12,203
Selling, general and administrative expense	4,511	4,155	8,774	7,828

OPERATING INCOME	3,070	2,742	5,940	5,385
Interest expense	200	149	381	290
Other non-operating income, net	55	29	237	69

EARNINGS BEFORE INCOME TAXES	2,925	2,622	5,796	5,164
Income taxes	886	804	1,756	1,585

NET EARNINGS	$2,039	$1,818	$4,040	$3,579

PER COMMON SHARE:
Basic net earnings	$0.79	$0.69	$1.57	$1.36
Diluted net earnings	$0.74	$0.65	$1.47	$1.28
Dividends	$0.25	$0.23	$0.50	$0.46

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,741.0	2,800.9	2,748.5	2,799.2

See accompanying Notes to Consolidated Financial Statements

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31	June 30
Amounts in millions	2004	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents (1)	$6,401	$4,232
Investment securities (1)	1,769	1,660
Accounts receivable	4,689	4,062
Inventories
Materials and supplies	1,476	1,191
Work in process	380	340
Finished goods	3,320	2,869

Total inventories	5,176	4,400
Deferred income taxes	1,017	958
Prepaid expenses and other receivables	1,944	1,803

TOTAL CURRENT ASSETS	20,996	17,115

PROPERTY, PLANT AND EQUIPMENT
Buildings	5,433	5,206
Machinery and equipment	20,395	19,456
Land	667	642

	26,495	25,304
Accumulated depreciation	(11,993)	(11,196)

NET PROPERTY, PLANT AND EQUIPMENT	14,502	14,108

GOODWILL AND OTHER INTANGIBLE ASSETS
Goodwill	20,651	19,610
Trademarks and other intangible assets, net	4,655	4,290

NET GOODWILL AND OTHER INTANGIBLE ASSETS	25,306	23,900

OTHER NON-CURRENT ASSETS	2,228	1,925

TOTAL ASSETS	$63,032	$57,048

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$3,264	$3,617
Accrued and other liabilities	8,083	7,689
Taxes payable	2,695	2,554
Debt due within one year	9,861	8,287

TOTAL CURRENT LIABILITIES	23,903	22,147

LONG-TERM DEBT	13,385	12,554

DEFERRED INCOME TAXES	2,307	2,261

OTHER NON-CURRENT LIABILITIES	3,553	2,808

TOTAL LIABILITIES	43,148	39,770

SHAREHOLDERS’ EQUITY
Preferred stock	1,505	1,526
Common stock - shares outstanding - Dec 31 2,522.6	2,523
June 30 2,543.8		2,544
Additional paid-in capital	2,779	2,425
Reserve for ESOP debt retirement	(1,271)	(1,283)
Accumulated other comprehensive income	(366)	(1,545)
Retained earnings	14,714	13,611

TOTAL SHAREHOLDERS’ EQUITY	19,884	17,278

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$63,032	$57,048

(1) The Company reclassified its investments in auction rate securities as current investment securities. These auction rate securities, for which interest rates reset in less than 90 days but the maturity date is greater than 90 days, were included in cash and cash equivalents before the reclassification in the amounts of $1,275 and $1,237 as of December 31, 2004 and June 30, 2004, respectively.

See accompanying Notes to Consolidated Financial Statements

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	December 31
Amounts in millions	2004	2003
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD (1)	$4,232	$5,428

OPERATING ACTIVITIES
Net earnings	4,040	3,579
Depreciation and amortization	928	857
Deferred income taxes	378	233
Change in:
Accounts receivable	(387)	(452)
Inventories	(582)	(74)
Accounts payable, accrued and other liabilities	(518)	(183)
Other operating assets & liabilities	(171)	(144)
Other	291	145

TOTAL OPERATING ACTIVITIES	3,979	3,961

INVESTING ACTIVITIES
Capital expenditures	(911)	(810)
Proceeds from asset sales	367	124
Acquisitions, net of cash acquired	(351)	(5,358)
Change in investment securities (1)	(111)	(504)

TOTAL INVESTING ACTIVITIES	(1,006)	(6,548)

FINANCING ACTIVITIES
Dividends to shareholders	(1,335)	(1,245)
Change in short-term debt	50	2,791
Additions to long-term debt	3,041	1,405
Reductions of long-term debt	(1,565)	(993)
Proceeds from the exercise of stock options and other	201	233
Treasury purchases	(1,633)	(1,046)

TOTAL FINANCING ACTIVITIES	(1,241)	1,145

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	437	38

CHANGE IN CASH AND CASH EQUIVALENTS	2,169	(1,404)

CASH AND CASH EQUIVALENTS, END OF PERIOD	$6,401	$4,024

(1) The Company reclassified its investments in auction rate securities as current investment securities. These auction rate securities, for which interest rates reset in less than 90 days but the maturity date is greater than 90 days, were included in cash and cash equivalents before the reclassification.

See accompanying Notes to Consolidated Financial Statements

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	These statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, the Form 8-K filed on October 22, 2004 reflecting certain changes to the Company’s segment information and the Form 8-K filed on March 14, 2005 reflecting the reclassification of certain short-term investments. The results of operations for the three-month and six-month periods ended December 31, 2004 are not indicative necessarily of annual results.

2.	Comprehensive Income - Total comprehensive income is composed primarily of net earnings, net currency translation gains and losses, impacts of net investment and cash flow hedges and net unrealized gains and losses on securities. Total comprehensive income for the three months ended December 31, 2004 and 2003 was $3,001 million and $2,429 million, respectively. For the six months ended December 31, 2004 and 2003, total comprehensive income was $5,219 million and $4,366 million, respectively.

3.	Segment Information – Following is a summary of segment results, including supplemental data on the Fabric and Home Care, Snacks and Coffee, Health Care and Baby and Family Care businesses.

SEGMENT INFORMATION

		Three Months Ended December 31			Six Months Ended December 31
			Earnings Before			Earnings Before
Amounts in millions		Net Sales	Income Taxes	Net Earnings	Net Sales	Income Taxes	Net Earnings

Total Beauty Care	2004	$5,022	$1,166	$814	$9,677	$2,174	$1,506
	2003	4,492	1,011	654	8,245	1,902	1,253

Health Care	2004	$2,043	$472	$313	$3,887	$847	$568
	2003	1,908	488	325	3,636	881	591

Baby & Family Care	2004	$2,978	$577	$360	$5,828	$1,093	$680
	2003	2,673	446	281	5,280	918	575

Total Health, Baby & Family Care	2004	$5,021	$1,049	$673	$9,715	$1,940	$1,248
	2003	4,581	934	606	8,916	1,799	1,166

Fabric & Home Care	2004	$3,784	$836	$566	$7,594	$1,733	$1,166
	2003	3,407	843	568	6,800	1,675	1,128

Snacks & Coffee	2004	$846	$190	$124	$1,586	$316	$207
	2003	808	196	129	1,541	339	224

Total Household Care	2004	$4,630	$1,026	$690	$9,180	$2,049	$1,373
	2003	4,215	1,039	697	8,341	2,014	1,352

Corporate	2004	$(221)	$(316)	$(138)	$(376)	$(367)	$(87)
	2003	(67)	(362)	(139)	(86)	(551)	(192)

Total	2004	$14,452	$2,925	$2,039	$28,196	$5,796	$4,040
	2003	13,221	2,622	1,818	25,416	5,164	3,579

4.	Goodwill and Other Intangible Assets – Goodwill as of December 31, 2004 is allocated by reportable segment as follows (amounts in millions):

6 Months Ended
December 31, 2004
Total Beauty Care, beginning of year	$14,457
Acquisitions & divestiture	132
Translation & other	783
Goodwill, December 31, 2004	$15,372

Health Care, beginning of year	$3,315
Acquisitions & divestiture	27
Translation & other	33
Goodwill, December 31, 2004	$3,375

Baby & Family Care, beginning of year	$941
Acquisitions & divestiture	—
Translation & other	52
Goodwill, December 31, 2004	$993

Total Health, Baby & Family Care, beginning of year	$4,256
Acquisitions & divestiture	27
Translation & other	85
Goodwill, December 31, 2004	$4,368

Fabric & Home Care, beginning of year	$614
Acquisitions & divestiture	27
Translation & other	10
Goodwill, December 31, 2004	$651

Snacks & Coffee, beginning of year	$283
Acquisitions & divestiture	(25)
Translation & other	2
Goodwill, December 31, 2004	$260

Total Household Care, beginning of year	$897
Acquisitions & divestiture	2
Translation & other	12
Goodwill, December 31, 2004	$911

Goodwill, Net, beginning of year	$19,610
Acquisitions & divestiture	161
Translation & other	880
Goodwill, December 31, 2004	$20,651

The increase in goodwill from June 30, 2004 is primarily due to the completed allocation of the purchase price relating to the September 2003 acquisition of Wella AG and translation impacts. The Company finalized the allocation of Wella purchase price to the individual assets acquired and liabilities assumed. In addition, the Company completed its analysis of collaboration plans.

        Identifiable intangible assets as of December 31, 2004 are comprised of (amounts in millions):

	Gross Carrying	Accumulated
	Amount	Amortization
Amortizable intangible assets with determinable lives	2,362	687
Intangible assets with indefinite lives	2,980	—

Total identifiable intangible assets	5,342	687

Amortizable intangible assets consist principally of patents, technology and trademarks. The non-amortizable intangible assets consist primarily of certain trademarks.

The amortization of intangible assets for the three and six months ended December 31, 2004 is $51 million and $99 million, respectively.

5.	Pro Forma Stock-Based Compensation - The Company has a primary stock-based compensation plan under which stock options are granted annually to key managers and directors with exercise prices equal to the market price of the underlying shares on the date of grant. Grants were made under plans approved by shareholders in 1992, 2001 and 2003. Grants issued since September 2002 are vested after three years and have a ten-year life. Grants issued from July 1998 through August 2002 are vested after three years and have a fifteen-year life, while grants issued prior to July 1998 are vested after one year and have a ten-year life. The Company also makes other minor grants to employees, for which vesting terms and option lives are not substantially different.

Pursuant to SFAS No. 123, “Accounting for Stock-Based Compensation,” the Company has elected to account for its employee stock option plans under APB Opinion No. 25, “Accounting for Stock Issued to Employees,” which recognizes expense based on the intrinsic value at date of grant. As stock options have been issued with exercise prices equal to the market value of the underlying shares on the grant date, no compensation cost has resulted. Had compensation cost for all options granted been determined based on the fair value at grant date consistent with SFAS No. 123, the Company’s net earnings and earnings per share would have been as follows:

Amounts in millions except per share data

	Three Months Ended		Six Months Ended
	December 31		December 31
	2004	2003	2004	2003
Net earnings
As reported	$2,039	$1,818	$4,040	$3,579
Pro forma expense	64	65	123	147
Pro forma	1,975	1,753	3,917	3,432

Net earnings per common share
Basic
As reported	$0.79	$0.69	$1.57	$1.36
Pro forma adjustments	(0.02)	(0.03)	(0.05)	(0.06)
Pro forma	0.77	0.66	1.52	1.30
Diluted
As reported	0.74	0.65	1.47	1.28
Pro forma adjustments	(0.02)	(0.03)	(0.05)	(0.06)
Pro forma	0.72	0.62	1.42	1.22

     The assumptions used to calculate the fair value of options granted are evaluated and revised, as necessary, to reflect market conditions and experience.

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123 (Revised 2004), “Share-Based Payment” (SFAS 123(R)). This Statement revises SFAS No. 123 by eliminating the option to account for employee stock options under APB No. 25 and generally requires companies to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards (the “fair-value-based” method). The Company plans to adopt SFAS 123(R) on July 1, 2005 using the modified retrospective method, whereby all prior periods will be adjusted to give effect to the fair-value-based method of accounting for awards granted in fiscal years beginning on or after July 1, 1995. The impact of adopting SFAS 123(R) will be consistent with the impact previously disclosed pursuant to the pro forma disclosure requirements of SFAS No. 123.

6.	Postretirement Benefits - The Company offers various postretirement benefits to its employees. Additional information about these benefits is incorporated herein by reference to Note 9, Postretirement Benefits and Employee Stock Ownership Plan, which appears on page 58-63 of the Annual report to Shareholders for the fiscal year ended June 30, 2004.

     The components of net periodic benefit cost are as follows:

	Pension Benefits		Other Retiree Benefits
	Three Months Ended		Three Months Ended
	December 31		December 31
Amounts in millions	2004	2003	2004	2003
Service Cost	$40	$42	$17	$22
Interest Cost	60	52	37	43
Expected Return on Plan Assets	(46)	(39)	(84)	(82)
Amortization of Prior Service Cost and Prior Transition Amount	2	1	(6)	(1)
Curtailment and Settlement Loss (Gain)	—	(5)	—	—
Recognized Net Actuarial Loss (Gain)	8	7	—	1

Gross Benefit Cost	64	58	(36)	(17)

Dividends on ESOP Preferred Stock	—	—	(18)	(18)

Net Periodic Benefit Cost	$64	$58	$(54)	$(35)

	Pension Benefits		Other Retiree Benefits
	Six Months Ended		Six Months Ended
	December 31		December 31
	2004	2003	2004	2003
Service Cost	$78	$76	$34	$44
Interest Cost	118	100	73	86
Expected Return on Plan Assets	(89)	(76)	(167)	(164)
Amortization of Prior Service Cost and Prior Transition Amount	3	1	(11)	(1)
Curtailment and Settlement Loss (Gain)	—	(5)	—	—
Recognized Net Actuarial Loss (Gain)	16	14	—	1

Gross Benefit Cost	126	110	(71)	(34)

Dividends on ESOP Preferred Stock	—	—	(36)	(36)

Net Periodic Benefit Cost	$126	$110	$(107)	$(70)

In 2005, the expected return on plan assets is 7.2% and 9.5% for defined benefit and other retiree benefit plans, respectively.

7.	Income Taxes - The American Jobs Creation Act of 2004 (the “Act”) was passed during the fourth quarter of 2004. The Act permits US Corporations to repatriate earnings of foreign subsidiaries at a special one-time favorable effective federal statutory tax rate of 5.25 percent as compared to the highest corporate tax rate of 35 percent. The maximum amount of P&G’s foreign earnings that may qualify for this temporary rate reduction is approximately $10.7 billion. Because the Act as currently written contains significant uncertainties that need to be clarified or redrafted, the accompanying financial statements do not reflect any tax expense for repatriation of foreign earnings under the Act. The actual cost to the Company depends on a number of factors that are currently being analyzed, including the passage of the clarifying provisions. P&G expects to determine the amounts and sources of foreign earnings to be repatriated, if any, as well as the related one time tax expense, if the statutory language is revised and interpretations are issued.

8.	The Gillette Company Acquisition - On January 27, 2005 the Company entered into an agreement to acquire 100% of the Gillette Company. The agreement, which has been approved by the boards of directors of both companies, provides for a stock-for-stock exchange in which 0.975 shares of The Procter & Gamble Company common stock will be issued and exchanged, on a tax-free basis, for each share of The Gillette Company. Based on the Company’s closing share price on the date of the agreement, the total consideration issued for the Gillette Company would be approximately $57 billion.

The Gillette Company is the world leader in male grooming, a category that includes blades, razors and shaving preparations, and in selected female grooming products. Gillette also holds the number one position worldwide in alkaline batteries and toothbrushes. The merger, which is expected to be completed in mid-2005, is subject to approval by the stockholders of both companies as well as U.S. federal and state and non-U.S. regulatory authorities.